UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A (Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under §240.14a-12

MMC ENERGY, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0–11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously by written preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

MMC ENERGY, INC.
26 Broadway, Suite 907
New York, New York 10004
(212) 977-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 2007

The annual meeting of stockholders of MMC Energy, Inc. (the “Company”, “we”, “us”, “our” or “MMC Energy”) will be held on October 17, 2007, at 11:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, NY 10019, for the following purposes:

1.	To elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2007; and
3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on September 10, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

We cordially invite all stockholders to attend the annual meeting in person. However, regardless of whether you plan to attend the annual meeting in person, we urge you to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if you mail the proxy in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors,

/s/ Denis Gagnon

Secretary

New York, New York
September 13, 2007

MMC ENERGY, INC.
26 Broadway, Suite 907
New York, New York 10004
(212) 977-0900

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about September 17, 2007.

GENERAL INFORMATION ABOUT VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the attached notice of meeting and described in detail in this proxy statement. They are:

1.	To elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2007; and
3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Who can vote?

You can vote your shares if our records show that you owned shares of our common stock as of September 10, 2007. On that date, a total of 13,907,347 shares of common stock were outstanding and entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held by such stockholder. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they determine, in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

How are votes counted?

We will hold the annual meeting if there is a quorum. In order to have a quorum, the holders of a majority of our issued and outstanding shares of common stock must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will he counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposal listed on the proxy card.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

How are nominees for election to our board of directors selected?

Our nominating and governance committee recommend to our board of directors individuals as nominees for election to our board of directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the board of directors. In identifying and evaluating nominees for director, the board of directors considers each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long term interests.

The board of directors will consider stockholder nominations as nominees for election to our board of directors. In evaluating such nominations, the board of directors will use the same selection criteria the board of directors uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our board of directors: (1) such stockholder’s name, mailing address and telephone number; (2) the class and number of shares of the Company which are owned beneficially and of record by the stockholder; (3) the suggested nominee’s name, mailing address and telephone number; (4) a statement whether the suggested nominee knows that his or her name is being suggested by you; (5) the suggested nominee’s resume or other description of his or her background and experience; (6) such stockholder’s reasons for suggesting that the individual be considered; (7) whether such stockholder has any material interest in the election of such nominee, and what such interest is; and (8) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least a majority of our issued and outstanding shares of common stock. The information should be sent to the board of directors addressed as follows: Board of Directors Nominations, MMC Energy, Inc., 26 Broadway, Suite 907, New York, New York 10004.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the board of directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2008 Annual Meeting at its principal office at 26 Broadway, Suite 907, New York, New York 10004 no later than the close of business on the 10th day following the day on which the date of the 2008 Annual Meeting is publicly announced.

All seven of the director nominees identified in this proxy statement currently serve as our directors and all have been nominated by our nominating and governance committee for re-election. We have not paid a fee to any third party for the identification or evaluation of any candidates for our board of directors.

What vote is required to approve each item?

Election of Directors. The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked “WITHOUT AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the appointment of Russell Bedford Stefanou Mirchandani LLP. Stockholder ratification of the selection of Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, as our independent auditor is not required by the Company’s Bylaws or otherwise. However, the board of directors is submitting the selection of Russell Bedford Stefanou Mirchandani LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required for the adoption of this proposal. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for this proxy solicitation?

The Company does. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such solicitation.

What is the recommendation of the board of directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board of directors recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve until the 2008 annual meeting of stockholders or until their successors are duly elected and qualified, as set forth in the notice of meeting on the cover page of this proxy statement and Proposal No. 2, for the ratification of the appointment of Russell Bedford Stefanou Mirchandani LLP as our independent auditors for the fiscal year ending December 31, 2007. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 13, 2007 by:

•	each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock;
•	each of our directors and named executive officers; and
•	all of our executive officers and directors as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of September 13, 2007 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 26 Broadway, Suite 907, New York, NY 10004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Named Executive Officers:
Karl W. Miller(1)	546,505	4.0%
Denis G. Gagnon(2)	175,902	1.3%
Sen. Richard Bryan	6,268	*
Frederick W. Buckman	3,204	*
Michael Hamilton	1,768	*
Dr. Peter Likins	6,268	*
George Rountree III	140,003	1.0%
Directors and Executive Officers as a Group (7 Persons)(3)	879,918	6.5%
5% Beneficial Owners
Stephens Investment Management, LLC(4) c/o One Sansome Street, Suite 2900 San Francisco, CA 94104	1,819,200	13.1%
Balyasny Asset Management L.P.(5) 181 West Madison, Suite 3600 Chicago, IL 60602	705,000	5.1%

*	Less than 1%.
(1)	Includes 16,667 shares issuable upon exercise of stock options.
(2)	Includes 6,667 shares issuable upon exercise of stock options.
(3)	Includes 23,334 shares issuable upon exercise of stock options.
(4)	Information with respect to Stephens Investment Management, LLC (“SIM”) and its affiliates is based solely upon information provided in an Amendment No. 3 to Schedule 13G filed with the SEC on August 9, 2007 and a Form 4 filed on August 1, 2007, in each case by SIM, Orphan Fund, L.P. Stephens (“Orphan Fund”), Paul H. Stephens, P. Bartlett Stephens and W. Bradford. According to the filings, the shares are held directly by Orphan Fund, Nanocap Qualified Fund, L.P. (“Nanocap Qualified”) and Nanocap Fund, L.P. (“Nanocap Fund”), U.S. investment limited partnerships (collectively, the “Partnerships”). 796,361 shares are beneficially held by Orphan Fund, 598,367 shares are beneficially held by

Nanocap Qualified and 424,202 shares are beneficially held by Nanocap Fund. SIM is identified as the general partner and investment manager of each of the Partnerships. Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens is each a managing members and minority owners of SIM and each also holds limited partnership interests in Nanocap Fund. Paul H. Stephens also holds a limited partnership interest in Orphan Fund. Each of SIM, Paul H. Stephens, P. Bartlett Stephens, W. Bradford Stephens reports sole voting and dispositive power over the sharesand, along with each of the Partnerships, expressly disclaims beneficial ownership in these securities, except to the extent of their respective pecuniary interests therein.
(5)	Information with respect to Balyasny Asset Management, L.P. and its affiliates is based solely upon information provided in a Schedule 13G filed with the SEC on August 7, 2007 by Atlas Master Fund, Ltd. (“AMF”), Atlas Global, LLC (“AG”), Atlas Global Investments, Ltd. (“AGI1”), Balyasny Asset Management L.P. (“BAM”) and Dmitry Balyasny. As of July 26, 2007, AMF, AG, AGI1, BAM and Mr. Balyasny reported shared voting and investment power with respect to 705,000 shares. AG is reported as owning 10.00% of the equity interest in AMF, and therefore may be deemed to beneficially own the 705,000 shares beneficially owned by AMF. AGI1 owns 90.00% of the equity interest in AMF, and therefore may be deemed to beneficially own the 705,000 shares beneficially owned by AMF. BAM is the sole managing member of AG and is the investment advisor to AG and AGI1 and therefore may be deemed to beneficially own the 705,000 shares which may be beneficially owned by AG and AGI1. Mr. Balyasny is the sole managing member of the general partner of BAM and has control over its affairs and investment decisions, including the power to vote or dispose of the shares held by BAM. As the sole managing member of BAM, Mr. Balyasny may be deemed to beneficially own the 705,000 shares which may be beneficially owned by BAM.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 15, 2006, a wholly-owned subsidiary of our predecessor, MMC Energy, Inc., a Nevada corporation (“MMC Nevada”), merged with and into MMC Energy North America LLC, a Delaware limited liability company. Prior to this merger, MMC North America LLC acquired our electricity generating facilities located in Chula Vista and Escondido, California and otherwise conducted our current business. Prior to this merger, MMC Nevada did not conduct meaningful operations. As a result of the merger, MMC Nevada thus acquired the business of MMC Energy North America LLC, including the electricity generating facilities, and the former members of MMC Energy North America LLC received shares of common stock of MMC Nevada. Karl Miller, Martin Quinn and Denis Gagnon, each of whom was an executive officer and director in 2006, were the principal equity holders of MMC Energy North America LLC. Pursuant to the merger with MMC Nevada, Mr. Miller exchanged his equity in the limited liability company for 461,956 shares of our common stock, Mr. Quinn exchanged his equity in the limited liability company for 409,709 shares of our common stock and Mr. Gagnon exchanged his equity in the limited liability company for 169,235 shares of our common stock.

From January 9, 2006 and continuing through closing of the merger on May 15, 2006, an entity named MMC Energy Management LLC provided certain management services to MMC Nevada. MMC Energy Management LLC was owned by Messrs. Miller, Gagnon and Quinn. MMC Energy Management LLC was paid an aggregate of $260,000 for management services from January 9, 2006 to June 30, 2006. Subsequent to the merger consummated in May 2006, MMC Energy Management LLC ceased operations and was dissolved.

On January 31, 2006, one of our wholly-owned subsidiaries entered into a Loan and Security Agreement with TD Banknorth providing for a $3.5 million senior debt facility, including a $3.0 million term loan and a $500,000 revolving loan. The term loan provides for interest-only payments during the first 12 months, and 81 equal principal payments in the amount of $37,038 thereafter, with a final maturity date of May 3, 2013. The term loan bears interest at a fixed rate equal to 7.58% per annum. Advances against the revolver are payable on demand and bear interest at the prime rate plus 1.00%. Beginning in 2007, amounts outstanding under the revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year. We have not borrowed under the revolver. The loans are collateralized by our facilities located in Chula Vista and Escondido California. Messrs. Miller, Gagnon and Quinn personally guaranteed this loan, jointly and severally, but were released from their guarantees on August 30, 2007 and in Mr. Quinn’s case, subsequent to his resignation in March 2007.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

Our Annual Report on Form 10-KSB for the year ended December 31, 2006 will be sent to any stockholder upon request. Requests for a copy of this report should be addressed to the Corporate Secretary of MMC Energy, Inc. at the address provided on the first page of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than ten percent of our common stock are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2006 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of more than ten percent of our common stock were complied with.

PROPOSAL 1

ELECTION OF DIRECTORS.

At the annual meeting, seven directors will be elected (constituting the entire board of directors). Each director is to hold office until the 2008 annual meeting of stockholders or until a successor is elected and qualified. The persons named below have been nominated by the board of directors on recommendation of its nominating and governance committee. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any circumstances likely to make any nominee unavailable for election.

The nominees for election to our board of directors are as follows:

Name	Age	Position
Karl W. Miller	42	Chief Executive Officer, President and Chairman of the board of directors
Denis G. Gagnon	35	Chief Financial Officer and Director
Sen. Richard Bryan(2)(3)	70	Director
Frederick W. Buckman(1)(4)	61	Director
Michael Hamilton(1)(4)	60	Director
Dr. Peter Likins(1)(4)	71	Director
George Rountree III(2)(3)	74	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee
(4)	Member of the Finance Committee

Karl W. Miller has been our Chairman and Chief Executive Officer since May 2006 and our President since March 2007. Mr. Miller served as the Managing Partner of MMC Energy North America LLC, our predecessor, and its affiliates beginning in August 2002. From October 2001 to January 2002, Mr. Miller served as a Senior Advisor, Europe, to Statkraft SF (Statkraft Energy Europe), an owner and manager of energy assets in Scandinavia and Europe. From January 2001 to October 2001, Mr. Miller was Senior Vice President, Head of Marketing, Business Development and Structured Transactions in North America for PG&E Corporation. Prior to that time, Mr. Miller held various executive operational and financial positions in the energy producing sector including Enron, Electricite de France, El Paso Energy and Chase Manhattan Bank. Mr. Miller holds an MBA from the Kenan-Flagler Business School at the University of North Carolina. He also holds a B.A. in Accounting from The Catholic University of America located in Washington, DC.

Denis G. Gagnon has been a director and our Chief Financial Officer since May 2006. Mr. Gagnon served as Chief Financial Officer of MMC North America LLC beginning in February 2005. Prior to that time, Mr. Gagnon served as Vice President at Deutsche Bank — Corporate Investments since June 2000, covering its venture capital, Latin America and Asia/Pacific private equity portfolios. Prior to that, Mr. Gagnon was an Associate at Gefinor (USA) Inc., manager of the Kaizen Breakthrough Partnership, L.P., or KBP, an LBO fund targeting control investments in underperforming, middle-market companies. Mr. Gagnon also served as acting chief financial officer for the Alexander Doll Company and Fournier Furniture, Inc., both portfolio companies of KBP. Mr. Gagnon is also a director of Excel Dryer Corp. Mr. Gagnon holds an MBA from Columbia Business School and B.A. in Accounting from Babson College, and was a Certified Public Accountant.

Senator Richard Bryan has been a director since September 2006. Former U.S. Senator Bryan holds the distinction of being the only Nevadan to have served as a State Legislator, Attorney General, Governor of Nevada and as a United States Senator. Since 2001, Senator Bryan has been a shareholder at Lionel Sawyer & Collins, Nevada’s largest law firm, where he is a member of the firm’s Executive Committee. His practice focuses on government relations at the federal, state and local levels, particularly in the areas of mining and public land use issues. Senator Bryan is the firm’s designated representative for Lex Mundi and for the State Capital Global Law Firm Group, both global organizations of major law firms.

Frederick W. Buckman has been a director since September 2006. Since 1999, Mr. Buckman has served as Chairman of Trans-Elect, Inc., an independent company engaged in the ownership and management of electric transmission systems, and as President of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon. From 1994 to 1998, Mr. Buckman was President, Chief Executive Officer and Director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. Mr. Buckman serves as Lead Director of StanCorp, chairs its Nominating and Governance Committee, and serves on its Organization and Compensation Committee.

Michael Hamilton has been a director since August 2006. Mr. Hamilton is a Senior Managing Director at FTI Consulting. Mr. Hamilton joined FTI Consulting in 2003, where he focuses on business turnaround and restructuring services, specializing in the energy industry. Mr. Hamilton’s industry experience includes advisories on energy policy, bankruptcy, restructuring, contract negotiation, work-out strategies, financial model development, merger analysis, due diligence, maximizing unsecured claims, settlement negotiation, stranded investment strategy, risk management, and ISO and power exchange. From 1988 to 2003, Mr. Hamilton was a partner at PricewaterhouseCoopers LLP, where he was responsible for the firm’s domestic utility audit practice. Mr. Hamilton graduated from St. Francis College with a B.S. in accounting. He is a certified public accountant in a number of states.

Dr. Peter Likins has been a director since August 2006. Dr. Likins was appointed as the 18th president of The University of Arizona on July 22, 1997 and retired at the end of the 2005-6 academic year. Previously, he was the president of Lehigh University for 15 years. Dr. Likins was a charter member of the NCAA Presidents Commission and served on the NCAA Division I board of directors. He is a member of the National Academy of Engineering and has served on the U.S. President’s Council of Advisors on Science and Technology. Dr. Likins also serves on the board of Consolidated Edison Co.

George Rountree III has been a director since July 2006 and currently also is the Lead Independent Director of our board of directors. Mr. Rountree has been an attorney in private practice in Wilmington, North Carolina since 1962. He has been a senior partner in the firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965. In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Mr. Rountree has been a director of Southern Union Company since 1990.

From May 15, 2006, the day on which we began conducting meaningful operations, through December 31, 2006, the board of directors held 6 meetings. Each incumbent director attended at least 75% of the meetings of the board of directors, and of all committees of the board of directors on which he served, held during the time period he was a director of the Company.

Corporate Governance and Board Composition

Our board of directors is comprised of at least a majority of independent directors.

Independent Directors

Each of our directors other than Messrs. Miller and Gagnon qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market and the other national securities exchanges. In addition, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board Structure and Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and governance committee, and a finance committee. The charter for each of these committees is available on our website, www.mmcenergy.com. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also hold separate regularly scheduled executive session meetings at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our web site at www.mmcenergy.com under the Corporate Governance section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy.

Audit Committee

The functions of the audit committee and its activities during fiscal 2006 are described below under the heading “Report of the Audit Committee.” From July 26, 2006, the day on which the audit committee was organized, through December 31, 2006, the audit committee consisted of three independent directors, Frederick Buckman, Peter Likins and Michael Hamilton. During such period, the audit committee held one meeting and Mr. Hamilton acted as its chairman.

Compensation Committee

The compensation committee of our board of directors reviews, makes recommendations to the board and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, stock options and other incentive compensation arrangements. In addition, our compensation committee administers our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and may from time to time assist our board of directors in administering our stock option plans with respect to all of our other employees. Our compensation committee also reviews and approves other aspects of our compensation policies and matters. The current members of our compensation committee are Sen. Richard Bryan and George Rountree III. Mr. Rountree serves as chairman of the compensation committee. From July 26, 2006, the day on which the compensation committee was organized, through December 31, 2006, the compensation committee held one meeting.

Nominating and Governance Committee

The nominating and governance committee of our board of directors reviews and reports to our board of directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our nominating and governance committee reviews and makes recommendations to our board of directors regarding the size and composition of our board of directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our board of directors. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, and others as considered useful by our nominating and governance committee, are reviewed in the context of an assessment of the perceived needs of our board of directors at a particular point in time. As a result, the priorities and emphasis of our nominating and governance committee and of our board of directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.

Our nominating and governance committee establishes procedures for the nomination process and leads the search for, select and recommend candidates for election to our board of directors, subject to legal rights, if any, of third parties to nominate or appoint directors. Consideration of new director candidates typically will involve a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our board of directors typically have been suggested by other members of our board of directors or by our executive officers. From time to time, our nominating and governance committee may engage the services of a third-party search firm to identify director candidates. Our nominating and governance committee selects the candidates for election to our board of directors. Candidates proposed by stockholders will be evaluated by our nominating and governance committee using the same criteria as for all other candidates. The members of our nominating and governance committee are George Rountree III and Sen. Richard Bryan. Sen. Bryan serves as chairman of the nominating and governance committee. The nominating and governance committee held no meetings fromSeptember 19, 2006, the day on which the nominating and governance committee was organized, through December 31, 2006.

Finance Committee

Our finance committee reviews, in conjunction with our executive team, and generally is empowered to approve on behalf of the board of directors, any and all strategies, plans, policies and actions related to corporate finance, including the following:

•	capital structure plans and strategies and specific equity and/or debt financings;
•	mergers, acquisitions and divestitures;
•	capital expenditure plans and strategies and specific capital projects;
•	strategic and financial investment plans and strategies and specific investments; and
•	cash management plans and strategies and all activities relating to cash accounts and cash investments portfolio.

The current members of our finance committee are Frederick Buckman, Michael Hamilton and Peter Likins. Dr. Likins serves as chairman of the finance committee. From September 19, 2006 the day on which the Finance Committee was organized, through December 31, 2006, the finance committee held two meetings.

Policy Regarding Director Attendance

The Company encourages members of its board of directors to attend annual stockholders meetings.

Stockholder Communications with the Board of Directors

The board of directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of the nominating and governance committee will be primarily responsible for monitoring communications from stockholders and other interested parties and will provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of the nominating and governance committee considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the board of directors should address such communications to chairman of the nominating and governance committee at the address provided on the first page of this proxy statement.

Report of the Audit Committee

The current members of our audit committee are Frederick Buckman, Peter Likins and Michael Hamilton, each of whom has been determined to be an “independent director” as that term is defined in the listing standards of the NASDAQ Stock market. In addition to qualifying as independent, each member of our audit committee can read and has an understanding of fundamental financial statements. Mr. Hamilton serves as chairman of the audit committee. Pursuant to the audit committee’s written charter as adopted by the board of directors (which is available on our website, www.mmcenergy.com), the audit committee reviews and monitors our financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. This report relates to the activities taken by the audit committee in carrying out such role for the past year.

Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions will be approved by our audit committee before we enter into them.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 and discussed the audited financial statements with management. The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee also discussed with the Company’s independent auditors, Russell Bedford Stefanou Mirchandani LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with audit committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor’s independence. The audit committee held a private session with the independent auditors at which candid discussions of financial management, accounting and internal controls took place.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls and the overall quality of the Company’s financial reporting and other matters.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

The board of directors, on recommendation of its audit committee, has selected Russell Bedford Stefanou Mirchandani LLP as the Company’s independent auditors for fiscal year ending December 31, 2007 and will submit its decision for stockholder ratification at the annual meeting.

Submitted by the audit committee:

Frederick Buckman
Peter Likins
Michael Hamilton

Audit Committee Financial Expert

Our audit committee includes at least one member who has been determined by our board of directors to meet the qualifications of an “audit committee financial expert” (as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002). Mr. Hamilton is the independent director who has been determined to be an audit committee financial expert.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee of the board of directors was an officer or employee of us during 2006 or was formerly our officer or employee. In addition, none of our executive officers served as a member of another entity’s board of directors or as a member of the compensation committee of another entity (or other board committee performing equivalent functions) during 2006, which entity had an executive officer serving on the board of directors.

Directors’ Compensation

Upon the recommendation of the compensation committee, the full board of directors approved an annual compensation arrangement for our independent directors effective October 1, 2006. Such arrangement is comprised as follows:

Annual Fee. Each independent director receives an annual cash retainer in the amount of $20,000, paid quarterly in arrears.

Meeting Fees. For each board of directors and committee meeting attended in person, an independent director will receive $500; provided that a committee member shall not be compensated for attendance at any committee meeting if such director is already entitled to compensation for attending a board of directors meeting held the same day.

Finance Committee Chair. The chair of the finance committee receives an annual cash retainer of $10,000.

Audit Committee Chair. The chair of the audit committee receives an annual cash retainer of $10,000.

Other Committee Chairs. The chair of each other committee of the board of directors, excluding the finance committee and the audit committee, receives an annual cash retainer of $6,000.

Lead Independent Director. The lead independent director of the board of directors, currently George Rountree, III, receives an annual cash retainer of $6,000.

At the time the foregoing compensation structure was approved, upon the of the recommendation of the compensation committee, the board of directors also approved a one-time payment of $3,000 for three of our independent directors for services rendered prior to October 1, 2006 and a one-time payment of $15,000 to our lead independent director for services rendered in that capacity prior to October 1, 2006. At that time, the board of directors also approved a one-time award of 1,269 shares of restricted common stock to each of our independent directors other than Mr. Buckman, who was formally appointed to the board on September 22, 2006 and received a one-time award of 1,205 shares of restricted common stock. These one-time share awards became fully vested as of May 15, 2007.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sen. Richard Bryan	10,500	30,000	—	—	—	—	40,500
Frederick W. Buckman	7,000	30,000	—	—	—	—	37,000
Michael Hamilton	11,000	30,000	—	—	—	—	41,000
Dr. Peter Likins	11,000	30,000	—	—	—	—	41,000
George Rountree III	24,000	30,000	—	—	—	—	54,000

Vote Required

The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. Abstentions and withheld votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1 — ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE ``FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MANAGEMENT

Executive Officers

The following table contains the names and positions of our current executive officers:

Name	Age	Position
Karl W. Miller	42	Chief Executive Officer, President and Chairman of the Board of Directors
Denis G. Gagnon	35	Chief Financial Officer and Director
Harry Scarborough	53	Senior Vice President, Operations, MMC Energy North America

Karl W. Miller has been our Chairman and Chief Executive Officer since May 2006 and our President since March 2007. Mr. Miller served as the Managing Partner of MMC Energy North America LLC, our predecessor, and its affiliates beginning in August 2002. From October 2001 to January 2002, Mr. Miller served as a Senior Advisor, Europe, to Statkraft SF (Statkraft Energy Europe), an owner and manager of energy assets in Scandinavia and Europe. From January 2001 to October 2001, Mr. Miller was Senior Vice President, Head of Marketing, Business Development and Structured Transactions in North America for PG&E Corporation. Prior to that time, Mr. Miller held various executive operational and financial positions in the energy producing sector including Enron, Electricite de France, El Paso Energy and Chase Manhattan Bank. Mr. Miller holds an MBA from the Kenan-Flagler Business School at the University of North Carolina. He also holds a B.A. in Accounting from The Catholic University of America located in Washington, DC.

Denis G. Gagnon has been a director and our Chief Financial Officer since May 2006. Mr. Gagnon served as Chief Financial Officer of MMC North America LLC beginning in February 2005. Prior to that time, Mr. Gagnon served as Vice President at Deutsche Bank — Corporate Investments since June 2000, covering its venture capital, Latin America and Asia/Pacific private equity portfolios. Prior to that, Mr. Gagnon was an Associate at Gefinor (USA) Inc., manager of the Kaizen Breakthrough Partnership, L.P., or KBP, an LBO fund targeting control investments in underperforming, middle-market companies. Mr. Gagnon also served as acting chief financial officer for the Alexander Doll Company and Fournier Furniture, Inc., both portfolio companies of KBP. Mr. Gagnon is also a director of Excel Dryer Corp. Mr. Gagnon holds an MBA from Columbia Business School and B.A. in Accounting from Babson College, and was a Certified Public Accountant.

Harry Scarborough has been our Vice President, Business Development, MMC Energy North America, LLC, our operating company, since December 2006, and has been appointed, effective June 1, 2007, Senior Vice President, Operations, MMC North America, LLC. From May 2001 to December 2006, Mr. Scarborough served as a General Manager to Pastoria Energy Facility, LLC, a subsidiary of Calpine Corp., a major North American power company which owns, leases and operates integrated systems of natural gas-fired and renewable geothermal power plants. Prior to that time, Mr. Scarborough served as Director of Operations and Maintenance for Enron Wind Corporation, a developer of wind field power projects. Prior to that, Mr. Scarborough was an international regional manager for GE Power Systems/Stewart and Stevenson Operations Inc., and has been a plant manager at Stewart and Stevenson Operations Inc. and LFC Power Systems, both energy companies. Mr. Scarborough holds an MOS in Management and a MOA in Education and Training from Chapman University. He also holds a B.A. in Business Administration from National University located in San Diego, California and is a graduate of the Navy Gas Turbine School for Engineering Officers.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of ethics and business conduct that applies to all of our directors, employees and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of our code of ethics and business conduct is posted on our Web site at www.mmcenergy.com under the Corporate Governance section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, at the same location on our Web site identified above and also in a Current

Report on Form 8-K within four business days following the date of such amendment or waiver. The inclusion of our Web site address in this proxy does not include or incorporate by reference the information on our Web site into this proxy.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and to our other two most highly compensated executive officers for services rendered in all capacities to us during the year ended December 31, 2006. We refer to these officers as our named executive officers.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	Total Compensation ($)
Karl W. Miller, Chief Executive Officer	$122,782	$175,000	$—	$62,500	$—	$—	$360,282
Martin V. Quinn, President and Chief Operating Officer(1)	95,497	24,083	—	31,250	—	—	150,830
Denis G. Gagnon, Chief Financial Officer	90,188	87,500	—	25,000	—	—	202,688

(1)	Mr. Quinn resigned his positions as of March 12, 2007.

Agreements with Executive Officers

Messrs. Miller and Gagnon have entered into employment agreements with us pursuant to which they hold the positions of Chairman and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, respectively.

Karl W. Miller. We entered into an employment agreement with Mr. Miller on May 15, 2006. The term of the agreement runs until May 15, 2011, subject to automatic one-year renewal terms. The agreement provides for an annual “base salary” of $225,000. Mr. Miller’s annualized salary was increased to $400,000 effective April 1, 2007, though this increased salary was not set as his new “base salary” for purposes of his employment agreement, such that this portion of the salary may be terminated or adjusted by the Company at will. The compensation committee will review Mr. Miller’s salary on an annual basis and make a recommendation to the board of directors about whether his salary should be adjusted. Mr. Miller will not be present during such deliberations. Mr. Miller is also eligible to receive an annual bonus, in an amount equal to 100% of his base salary. Our compensation committee previously determined that 50% of Mr. Miller’s annual bonus would be subject to the conclusion of a public offering of our securities. Accordingly, following the completion of our public offering on July 5, 2007, our compensation committee awarded Mr. Miller a bonus of $120,000, which constituted 60% of this 50% bonus potential, with the remaining 40% subject to further review by the compensation committee in connection with the year end bonus review. The compensation committee has not definitively determined the final performance-related and operating targets relating to the remaining 50% of Mr. Miller’s annual bonus. Mr. Miller received an option to purchase 50,000 shares of our common stock when he entered into the employment agreement. This option has an exercise price of $10.00 per share and is subject to a stock option agreement under which one-third of the option vests on each anniversary date of the grant.

Mr. Miller is also eligible to receive standard employee benefits. If we terminate Mr. Miller without “cause” or if Mr. Miller terminates his employment for “good reason,” he will be entitled to severance pay equal to his base salary and benefits through the scheduled termination date of the agreement on May 15, 2011. In the event we terminate Mr. Miller for “cause” or Mr. Miller terminates his employment without

“good reason,” Mr. Miller will not be entitled to severance pay. In all cases, Mr. Miller will be precluded from competing with us for one year following his termination date.

Denis G. Gagnon. We entered into an employment agreement with Mr. Gagnon on May 15, 2006. The term of the agreement runs until May 15, 2009, subject to automatic one-year renewal terms. The agreement provides for an annual base salary of $150,000, which was increased to $175,000 by our board of directors effective August 1, 2006. Mr. Gagnon’s annualized salary was increased to $240,000 effective April 1, 2007, though this increased salary was not set as his new “base salary” for purposes of his employment agreement, such that this portion of the salary may be terminated or adjusted by the Company at will. The compensation committee will review Mr. Gagnon’s salary on an annual basis and make a recommendation to the board of directors about whether his salary should be adjusted. Mr. Gagnon is also eligible to receive an annual bonus, in an amount equal to 100% of his base salary. Our compensation committee previously determined that 50% of Mr. Gagnon’s annual bonus would be subject to the conclusion of a public offering of our securities. Accordingly, following the completion of our public offering on July 5, 2007, our compensation committee awarded Mr. Gagnon a bonus of $72,000, which constituted 60% of this 50% bonus potential, with the remaining 40% subject to further review by the compensation committee in connection with the year end bonus review. The compensation committee has not definitively determined the final performance-related and operating targets relating to the remaining 50% of Mr. Gagnon’s annual bonus. Mr. Gagnon received an option to purchase 20,000 shares of our common stock when he entered into the employment agreement. This option has an exercise price of $10.00 per share and is subject to a stock option agreement under which one-third of the option vests on each anniversary date of the grant.

Mr. Gagnon is also eligible to receive standard employee benefits. If we terminate Mr. Gagnon without “cause” or if Mr. Gagnon terminates his employment for “good reason,” he will be entitled to severance pay equal to his salary and benefits through the scheduled termination date of the agreement on May 15, 2009. In the event we terminate Mr. Gagnon for “cause” or Mr. Gagnon terminates his employment without “good reason,” Mr. Gagnon will not be entitled to severance pay. In either case, Mr. Gagnon will be precluded from competing with us for one year following his termination date.

Martin V. Quinn. We entered into an employment agreement with Mr. Quinn on May 15, 2006. The term of the agreement originally ran until May 15, 2009, subject to automatic one-year renewal terms. The agreement provided for an annual base salary of $175,000. Mr. Quinn was also eligible to receive an annual bonus, in an amount to be determined by the board of directors, provided that we meet certain performance-related and operating targets. Mr. Quinn received an option to purchase 25,000 shares of our common stock when he entered into the employment agreement. This option had an exercise price of $10.00 per share and was subject to a stock option agreement under which one-third of the option vests on each anniversary date of the grant.

Effective March 12, 2007, we accepted the resignation of Mr. Quinn as a member of our board of directors and as our president and chief operating officer. We entered into a separation agreement and release with Mr. Quinn in connection with his resignation as president and chief operating officer, the execution of which fully released both us and Mr. Quinn from any and all liability of any nature arising out of Mr. Quinn’s employment or the termination of his employment. Under this separation and release agreement, Mr. Quinn’s option to purchase 25,000 shares of our common stock was cancelled and we paid $387,500 to Mr. Quinn in lieu of all separation and bonus payments in the aggregate under his employment agreement. We also agreed to register for resale the shares of our common stock owned by Mr. Quinn with the Securities and Exchange Commission.

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan currently provides for the issuance of up to 500,000 shares of our common stock. As of September 10, 2007, options to acquire 103,000 shares of our common stock were issued and outstanding under the plan. On July 26, 2006, our board of directors voted to amend the 2006 Stock Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder from 200,000 shares to 500,000 shares of common stock, subject to adjustment in the event of stock splits and other similar events, and our stockholders approved this increase at a meeting held on September 19, 2006.

Our 2006 Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights and restricted stock. The compensation committee of our board of directors administers the plan. The committee has the sole power and authority, consistent with the provisions of the plan, to determine which eligible participants will receive awards, the form of the awards and the number of shares of our common stock covered by each award. The committee may impose terms, limits, restrictions and conditions upon awards, and may modify, amend, extend or renew awards, accelerate or change the exercise time of awards or waive any restrictions or conditions to an award.

We can grant a variety of awards under the plan. We can grant options to purchase shares of our common stock that either are intended to qualify as incentive stock options under the Internal Revenue Code or that do not qualify as incentive options. The compensation committee can determine the option exercise price, the term of each option, the time when each option may be exercised and, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

We also can grant rights to receive a number of shares or cash amounts, or a combination of the two that is based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee. We can award shares of our common stock at no cost or for a purchase price. These stock awards may be subject to restrictions at the compensation committee’s discretion.

We also can grant performance awards to participants entitling the participants to receive shares of restricted stock, subject to terms and conditions determined by the compensation committee.

Outstanding Equity Awards at December 31, 2006

During 2006, Messrs. Miller, Quinn and Gagnon were granted options on the following terms:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Karl W. Miller	–	50,000	$10.00	05/15/2016
Martin V. Quinn(2)	–	25,000	10.00	05/15/2016
Denis G. Gagnon	–	20,000	10.00	05/15/2016

(1)	The options vest annually in equal installments for three years beginning on May 15, 2007 for each named executive officer.
(2)	Mr. Quinn resigned his positions as of March 12, 2007 and this grant was cancelled.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

The board of directors has selected Russell Bedford Stefanou Mirchandani LLP as the Company’s independent auditors for the year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Stockholder ratification of the selection of Russell Bedford Stefanou Mirchandani LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the board of directors is submitting the selection of Russell Bedford Stefanou Mirchandani LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the board of directors will reconsider whether or not to retain that firm. Even if the selection were ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of the Company and its stockholders.

Russell Bedford Stefanou Mirchandani LLP has audited the Company’s financial statements since March 3, 2006. A representative of the firm of Russell Bedford Stefanou Mirchandani LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents the aggregate fees for professional audit services and other services rendered by Russell Bedford Stefanou Mirchandani LLP, our independent registered public accountants, in 2006 and 2005:

	Years Ended December 31,
	2006		2005
	Fees	% Approved by the Audit Committee	Fees	% Approved by the Audit Committee
Audit fees	$130,000	100%	—	—
Audit related fees	$6,000	100%	—	—
Tax fees	$10,000	100%	—	—
All other fees	$23,000	100%	—	—
Total	$169,000

Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC. The fees for 2006 include $75,000 of accrued audit fees for the 2006 year-end audit that were not billed until 2007.

Audit Related Fees consist of fees for assurance and related services that are traditionally performed by our auditors. These services include due diligence on acquisition targets and consultation in connection with financial and accounting standards.

Tax Fees consist of fees billed for tax compliance services.

All Other Fees consist of services customarily provided by the auditors in connection with our reverse-merger transaction completed in May 2006 and fees related to the registration statement on Form SB-2 filed with the SEC in December 2006.

Audit Committee Pre-approval Policies and Procedures

The audit committee of our board of directors is responsible, among other matters, for the oversight of the external auditor. The audit committee has adopted a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accountants (the “Policy”).

Under the Policy, the audit committee may approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the audit committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the audit committee may delegate to one or more of its members the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the audit committee at its next scheduled meeting.

The audit committee establishes budgeted fee levels annually for each of the four categories of audit and non-audit services that are pre-approved under the Policy, namely, audit, audit-related, tax and other services. Requests or applications to provide services that require specific approval by the audit committee are submitted to the audit committee by both the external auditor and the chief financial officer.

Vote Required

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required for the adoption of this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT AUDITORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE ``FOR” APPROVAL OF THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the 2008 annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the company at the address appearing on the first page of this proxy statement no later than: (1) June 20, 2008 if the 2008 annual meeting date is within 30 days of this year’s meeting date; or (2) the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced if the 2008 annual meeting date is more than 30 days earlier than this year’s meeting date. We anticipate the 2008 annual meeting will be held in May 2008.

Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than 120 days before the anniversary of the prior years’ meeting. If no annual meeting was held in the previous year or the date of the annual meeting is more than thirty days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. The written notice should be sent to our corporate secretary, Denis Gagnon, MMC Energy, Inc. 26 Broadway, Suite 907, New York, New York 10004, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

OTHER MATTERS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing and address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer a separate proxy statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Any such notice should be addressed to the Investor Relations Department at the address appearing on the first page of this proxy statement, or notice can be given by calling MMC Energy at (212) 997-0900:

•	to receive a separate copy of a proxy statement for this meeting;
•	to receive a separate copy of a proxy statement for future meetings; or
•	If the stockholder shares an address and wishes to request delivery of a single copy of proxy statements if now receiving multiple copies of proxy statements.

Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

On behalf of the board of directors,

/s/ Denis Gagnon
Secretary

MMC ENERGY, INC. 26
Broadway, Suite 907
New York, New York 10004

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Karl Miller and Denis Gagnon, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of MMC Energy, Inc. held of record by the undersigned on September 10, 2007 at the Annual Meeting of Stockholders to be held on October 17, 2007 at 11:00 a.m. local time, at the New York Athletic Club, 180 Central Park South, New York, NY 10019, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark votes as in this example.
1.	Nominees for the board of Directors:

	For All Nominees	Withhold All	For All Except
1. Karl W. Miller
2. Denis G. Gagnon
3. Sen. Richard Bryan
4. Frederick W. Buckman
5. Michael Hamilton
6. Dr. Peter Likins
7. George Rountree III

When you mark “For All Except,” write the nominee’s number on the line below:

2.	Ratification of Russell Bedford Stefanou Mirchandani LLP as our Independent Auditors:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature of Stockholder

Date: , 2007

Signature if held jointly